Exhibit 3.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GLP FINANCE CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2007, AT 2:43 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “GLP FINANCE CORP.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State

4290936 8100H	AUTHENTICATION:	1467049

140857239	DATE:	06-19-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

GLP FINANCE CORP.

FIRST:  The name of the corporation is GLP Finance Corp.

SECOND:  The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645 in New Castle County, Delaware.  The name of its registered agent at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:  The total number of shares of all classes of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Cent ($.01) per share.

FIFTH:  The name of the incorporator is Edward J. Faneuil and his mailing address is c/o Global GP LLC, P.O. Box 9161, 800 South Street, Waltham, Massachusetts 02454.

SIXTH:  The name and mailing address of the sole director, who shall serve until the first annual meeting of stockholders or until his successor is elected and has qualified, are as follows:

Name	Address

Eric Slifka	P.O. Box 9161, 800 South Street, Suite 200 Waltham, Massachusetts 02454

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws of the corporation.  Election of directors need not be by written ballot.

SEVENTH:  In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

EIGHTH:  Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

NINTH:  No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

TENTH:  The corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation or bylaws of the corporation, from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of this corporation by this certificate of incorporation or any amendment hereof are subject to such right of the corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of January, 2007.

/s/ Edward J. Faneuil
Edward J. Faneuil, Incorporator